SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)             January 17, 2006


                        Lakeland Financial Corporation
            (Exact name of Registrant as specified in its charter)


          Indiana                  0-11487                  35-1559596
 (State or other jurisdiction  (Commission file            (I.R.S. Employer
       of incorporation)             Number)             Identification Number)


202 East Center Street, P.O. Box 1387, Warsaw, Indiana          46581-1387
       (Address of principal executive offices)                  (Zip Code)


                                (574) 267-6144
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)
[  ]  Solicitation material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR  240.14d-2(b)
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 2.02.  Results of Operations and Financial Condition

     On January 17, 2006, Lakeland Financial Corporation issued a press release announcing its earnings for the twelve-months and three-months ended December 31, 2005. The news release is attached as Exhibit 99.1.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On January 10, 2006, the board of directors of Lakeland Financial Corporation (the "Company") approved an increase in the number of authorized directors of the Company from eleven (11) to twelve (12) directors. The board of directors then unanimously appointed George B. Huber as a director to fill the vacancy created by the increase. Mr. Huber is currently President and founder of Equity Investment Group, Inc. (EIG), a national real estate investment and management company involved primarily in retail shopping center properties. Mr. Huber is also President of Murphy & Associates, a Midwest commercial real estate investment and management company involved primarily in commercial office properties. Mr. Huber was appointed to the class of directors with terms expiring at the 2006 annual meeting of the Company's shareholders. At the 2006 annual meeting, Mr. Huber will be a Company nominee for director to serve for a full three-year term. Mr. Huber was appointed to the Credit and Investment committee of the board. There are no other arrangements or understandings between Mr. Huber and any other person pursuant to which Mr. Huber was selected as a director.


Item 9.01.  Financial Statements and Exhibits

     (c)    Exhibits

            99.1  Press Release dated January 17, 2006



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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        LAKELAND FINANCIAL CORPORATION


Dated:  January 17, 2006                       By: /s/David M. Findlay
                                                      David M. Findlay
                                                      Chief Financial Officer